Exhibit 99.1

CA Technologies Names Kieran J. McGrath Chief Financial Officer

NEW YORK, November 7, 2016 - CA Technologies (NASDAQ:CA) today announced that Kieran J. McGrath has been appointed executive vice president and chief financial officer, effectively immediately. McGrath, who most recently served as interim CFO, will report to Chief Executive Officer Mike Gregoire.

“I am delighted to announce Kieran McGrath as CFO of CA Technologies,” said Mr. Gregoire. “Kieran has become an integral part of our management team, demonstrating both the strategic vision and the business acumen to capitalize on our opportunities and help shape the future of CA Technologies. Kieran has led initiatives to improve processes, accelerate velocity, and drive scale at CA. His effectiveness comes from his combined experience in driving new, higher growth software businesses while maintaining vibrancy in more mature product platforms, along with his collaborative and results-oriented spirit.

“We compete in a dynamic and competitive industry. The changes made across the executive leadership team over the past 18 months reflect the evolution of our company. As an organization, we will continue to be agile and make adjustments across the enterprise so that we can best serve our customers, our employees, and our shareholders. Looking ahead, I am energized by our opportunities and by our heightened ability to achieve our potential in the years ahead.”

McGrath, 57, joined CA Technologies in 2014 as corporate controller and served in that role until being named interim-CFO in July 2016. Prior to that, McGrath spent more than 30 years at IBM, where he honed his financial, operational and transformational management experience, ultimately overseeing the finance team for the company’s $25 billion global software business. During that time, IBM software became a growth business for IBM as they shifted into higher-value market segments including cloud computing, security and business analytics software. McGrath received his bachelor of science in accounting from St. John’s University.

About CA Technologies

CA Technologies (NASDAQ: CA) creates software that fuels transformation for companies and enables them to seize the opportunities of the Application Economy. Software is at the heart of every business in every industry. From planning, to development, to management and security, CA is working with companies worldwide to change the way we live, transact, and communicate - across mobile, private and public cloud, distributed and mainframe environments. Learn more at www.ca.com.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions relating to the future) constitute

"forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s business strategy by, among other things, ensuring that any new offerings address the needs of a rapidly changing market while not adversely affecting the demand for the Company’s traditional products or the Company’s profitability to an extent greater than anticipated, enabling the Company’s sales force to accelerate growth of sales to new customers and expand sales with existing customers, including sales outside of the Company’s renewal cycle and to a broadening set of purchasers outside of traditional information technology operations (with such growth and expansion at levels sufficient to offset any decline in revenue and/or sales in the Company’s Mainframe Solutions segment and in certain mature product lines in the Company’s Enterprise Solutions segment), effectively managing the strategic shift in the Company’s business model to develop more easily installed software, provide additional SaaS offerings and refocus the Company’s professional services and education engagements on those engagements that are connected to new product sales, without affecting the Company’s financial performance to an extent greater than anticipated, and effectively managing the Company’s pricing and other go-to-market strategies, as well as improving the Company’s brand, technology and innovation awareness in the marketplace; the failure to innovate or adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the ability of the Company’s products to remain compatible with ever-changing operating environments, platforms or third party products; global economic factors or political events beyond the Company’s control and other business and legal risks associated with non-U.S. operations; the failure to expand partner programs and sales of the Company’s solutions by the Company’s partners; the ability to retain and attract qualified professionals; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, business or industry sector; the ability to successfully integrate acquired companies and products into the Company’s existing business; risks associated with sales to government customers; breaches of the Company’s data center, network, as well as the Company’s software products, and the IT environments of the Company’s vendors and customers; the ability to adequately manage, evolve and protect the Company’s information systems, infrastructure and processes; the failure to renew license transactions on a satisfactory basis; fluctuations in foreign exchange rates; discovery of errors or omissions in the Company’s software products or documentation and potential product liability claims; the failure to protect the Company’s intellectual property rights and source code; access to software licensed from third parties; risks associated with the use of software from open source code sources; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company’s license agreements, as well as the timing of orders from customers and channel partners; events or circumstances that would require the Company to record an impairment charge relating to the Company’s goodwill or capitalized software and other intangible assets balances; potential tax liabilities; changes in market conditions or the Company’s credit ratings; changes in generally accepted accounting principles; the failure to effectively execute the Company’s workforce reductions, workforce rebalancing and facilities consolidations; successful and secure outsourcing of various functions to third parties; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should the Company’s assumptions prove incorrect, actual results may vary materially from the forward-looking information described herein as believed, planned, anticipated, expected, estimated, targeted or similarly identified. We do not intend to update these forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contacts:

Darlan Monterisi	Jennifer DiClerico
Corporate Communications	Corporate Communications
(646) 826-6071	(212) 415-6997
darlan.monterisi@ca.com	jennifer.diclerico@ca.com